Exhibit 1

Transactions in Securities of the Issuer During the Past Sixty (60) Days

Gregory Fortunoff

Transaction Date	Transaction Type	Amount of Securities	Price
11/25/2025	Sale	714	$1.83
11/24/2025	Sale	99,219	$0.43[1]
11/21/2025	Sale	198,901	$0.47[2]
11/20/2025	Sale	70,900	$0.88[3]
11/19/2025	Sale	102,134	$1.07[4]
11/18/2025	Sale	40,954	$1.19[5]
11/17/2025	Sale	7,112	$1.26[6]
11/13/2025	Sale	75,000	$1.41[7]
11/12/2025	Sale	255	$1.46[8]
11/11/2025	Sale	30,845	$1.51[9]
11/07/2025	Sale	163	$1.43
11/06/2025	Sale	22,972	$1.60[10]
11/05/2025	Sale	6,091	$1.73[11]
11/04/2025	Sale	18,000	$1.78[12]
11/03/2025	Sale	2,000	$1.76[13]

Scott Fortunoff

Transaction Date	Transaction Type	Amount of Securities	Price
11/24/2025	Sale	108,675	$0.43[14]
11/21/2025	Sale	127,255	$0.45

1 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.43 to $0.45. The Reporting Persons undertake to provide to Fat Brands, Inc., any security holder of Fat Brands, Inc. or the Staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (1) through (14) of this Exhibit.

2 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.36 to $0.60.

3 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.80 to $1.04.

4 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.03 to $1.17.

5 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.10 to $1.27.

6 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.26 to $1.28.

7 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.39 to $1.42

8 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.46 to $1.52.

9 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.49 to $1.53.

10 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.59 to $1.61.

11 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.70 to $1.78.

12 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.77 to $1.79.

13 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $1.75 to $1.80.

14 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.42 to $0.45.